UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                        Date of Report: December 26, 2006
                        (Date of earliest event reported)



                           QUEST RESOURCE CORPORATION
             (Exact name of registrant as specified in its charter)



          Nevada                        0-17371               90-0196936
(State or other jurisdiction          (Commission          (I.R.S. Employer
of incorporation or organization)     File Number)       Identification Number)



                         9520 North May Ave., Suite 300
                          Oklahoma City, Oklahoma 73120
          (Address of principal executive offices, including zip code)



                                 (405) 488-1304
              (Registrant's telephone number, including area code)

     Item 8.01 Other Events.

     On December 26, 2006, we issued a press release reporting that we had formed Quest Midstream Partners, L.P. (the "Partnership"). Concurrently, the Partnership completed a private placement of equity with net proceeds to Quest Resource Corporation of approximately $82 million. A copy of the press release is attached as Exhibit 99.1 to this report.

     Item 9.01 Financial Statements and Exhibits

     (d) Exhibits

     99.1 Press Release dated December 26, 2006.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               QUEST RESOURCE CORPORATION



                               By: /s/ Jerry D. Cash
                                   ------------------------------------------
                                   Jerry D. Cash
                                   Chief Executive Officer

     Date: December 26, 2006


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